COUNTRYWIDE INVESTMENT TRUST
                           ---------------------------

            AMENDMENT TO RESTATED AGREEMENT AND DECLARATION OF TRUST

     WHEREAS, the undersigned, being a majority of the Trustees of Countrywide Investment Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 4.1 and 4.2 of Article IV of the Restated Agreement and Declaration of Trust dated August 26, 1993 as the same may be amended from time to time, have determined to change the name of the Trust, change the name of one series of the Trust, to establish a new series of the Trust, the "High Yield Fund" and to divide the shares of its "High Yield Fund" and "Intermediate Term Government Income Fund" series into two sub-series or classes of Shares (each a "Class" and collectively, the "Classes"), effective as of April 6, 2000;

     NOW THEREFORE, BE IT RESOLVED, that the name of Countrywide Investment Trust be changed to "Touchstone Investment Trust"; and

     FURTHER RESOLVED, that the name of the Intermediate Bond Fund series of the Trust be changed to "Bond Fund"; and

     FURTHER RESOLVED, that the Trust's Restated Agreement and Declaration of Trust and other Trust documents and records, as necessary or appropriate, be amended, as of May 1, 2000 to reflect the change in name of the Trust; and the Intermediate Bond Fund; and

     FURTHER RESOLVED, that a new series of shares of the Trust be and it hereby is established and that such new series be, and it hereby is, designated as the "High Yield Fund"; and

     FURTHER RESOLVED, that the relative rights and preferences of the High Yield Fund shall be those rights and preferences set forth in Section 4.2 of the Restated Agreement and Declaration of Trust of Countrywide Investment Trust;

     FURTHER RESOLVED, that each of the High Yield Fund and the Intermediate Term Government Income Fund's shares be divided into two sub-series or classes of Shares (each a "Class" and collectively, the "Classes"), as follows:

          1.   The two  Classes  are  designated  "Class A Shares"  and "Class C
          Shares."

          2. Class A Shares and Class C Shares shall be entitled to all the rights and preferences accorded to Shares under the Restated Agreement and Declaration of Trust.

          3.   The number of Shares allocated to each Class shall be unlimited.

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          4.   The purchase price,  sales charges,  distribution and shareholder services of Class A Shares and Class C Shares, the method of determination of the net asset value of Class A Shares and Class C Shares, the price, terms and manner of redemption of Class A Shares and Class C Shares, any conversion or exchange feature or privilege, purchase minimums and investor eligibility, the exclusive voting rights, the expenses to be borne by each Class, and the relative dividend rights, rights of the holders of Class A Shares and Class C Shares, and any other special rights or preferences of any Class shall be as established by the Trustees of the Trust in accordance with the Restated Agreement and Declaration of Trust and set forth in the Plan adopted pursuant to Rule 18f-3 of the Investment Company Act of 1940 (the "1940 Act") and as further described in the current prospectuses and statement of additional information of the Trust relating to the High Yield Fund and the Intermediate Term Government Income Fund, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended.

          5. The designation of Class A and Class C Shares shall not impair the power of the Trustees from time to time to designate additional sub-series or classes of Shares of the Trust.

          6.   Subject  to the  applicable  provisions  of  the  1940  Act,  the
     Trustees may from time to time modify the preferences, voting powers, rights and privileges of any of the Classes designated hereby or re-designate any of the Classes designated hereby without any action or consent of the Shareholders.

     FURTHER RESOLVED, that the officers of the Trust be, and they hereby are, authorized and empowered to take any and all actions and to execute any and all documents and instruments, which they or any one of them in his sole discretion deem necessary, appropriate or desirable to implement the foregoing resolutions.

     IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees, have hereunto set their hand as of the 6th day of April 2000.

     This Amendment may be executed in one or more counterparts.

     /s/ Robert H. Leshner                      /s/ Oscar P. Robertson
     ----------------------------               ---------------------------
     Robert H. Leshner                          Oscar P. Robertson

     /s/ William O. Coleman                     /s/ Nelson Schwab, Jr.
     ----------------------------               ---------------------------
     William O. Coleman                         Nelson Schwab, Jr.

     /s/ Phillip R. Cox                         /s/ Robert E. Stautberg
     ----------------------------               ---------------------------
     Phillip R. Cox                             Robert E. Stautberg

     /s/ H. Jerome Lerner                       /s/ Joseph S. Stern, Jr.
     ----------------------------               ---------------------------
     H. Jerome Lerner                           Joseph S. Stern, Jr.

     /s/ Jill T. McGruder
     ----------------------------
     Jill T. McGruder